UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2005

Chiquita Brands International, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-1550	04-1923360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

250 East Fifth Street, Cincinnati, Ohio		45202
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-784-8000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Company has entered into a separation agreement with Barry H. Morris, its former Vice President, Human Resources, whose employment with the Company ended on December 31, 2004. The agreement became effective on January 13, 2005. Pursuant to the agreement, the Company agreed to pay Mr. Morris $235,000, representing one year’s base salary and $58,750 representing a bonus for 2004. The Company also agreed to accelerate the vesting of stock options for 41,250 shares previously granted to him, and to extend the exercise period for these options, and for 82,500 previously vested options, to December 31, 2005. Half (61,875) of these options are exercisable at $16.92 and the other half (61,875) at $16.97. In addition, the Company agreed to vest 2,496 restricted shares previously awarded to Mr. Morris. In exchange, Mr. Morris entered into general and specific releases of the Company, as well as non-competition, non-solicitation and confidentiality agreements.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.
10.1 Separation Agreement and Release dated January 6, 2005 (effective January 13, 2005) between Barry H. Morris and Chiquita Brands International, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiquita Brands International, Inc.

January 17, 2005	By:	Robert W. Olson

Name: Robert W. Olson
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement and Release